UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2005

COMPUTER PROGRAMS AND SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-49796	74-3032373
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 Wall Street, Mobile, Alabama 36695

(Address of principal executive offices, including zip code)

(251) 639-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

Rule 10b5-1 Trading Plan

On March 1, 2005, Thomas W. Peterson, Vice President – Clinical Software Services of Computer Programs and Systems, Inc. (“CPSI”), and his wife, entered into a written trading plan (the “Plan”) relating to future sales of a part of their shares of CPSI common stock. The Plan is intended to comply with Rule 10b5-1 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. The Plan has a term of 12 months and expires on February 28, 2006. During the term of the Plan, the selected broker is authorized to sell up to 10,000 shares of Mr. and Mrs. Peterson’s common stock each calendar quarter at such times as the broker, in its sole discretion, may select in accordance with the terms of the Plan. The Petersons entered into this Plan in order to diversify their financial holdings. Under the Plan, the Petersons will have no control over the timing of any sales of their CPSI common stock.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER PROGRAMS AND SYSTEMS, INC.

Date: March 4, 2005	By:	/s/ M. Stephen Walker
M. Stephen Walker
Vice President - Finance and Chief Financial Officer